Exhibit 10.15

FOURTH AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Fourth Amendment”) is entered into as of March 19, 2007, by and between First Industrial Acquisitions, Inc., a Maryland corporation (“Buyer”) and National RV Holdings, Inc., a Delaware corporation (“Seller”).

RECITALS:

A.            Buyer and Seller entered into that certain Purchase and Sale Agreement (the “Original Agreement”) dated as of December 27, 2007, as amended by that certain Amended/Supplemental Escrow Instructions dated as of February 9, 2007, that certain Amended/Supplemental Escrow Instructions dated as of February 14, 2007 and that certain Amended/Supplemented Escrow Instructions dated as of February 21, 2007 (as amended, the “Agreement”).

B.            Buyer and Seller desire to amend the Agreement in accordance with the terms and conditions set forth below.

AGREEMENT:

1.             Recitals.  The recitals set forth above are herby incorporated into the body of this Fourth Amendment as if fully restated herein.

2.             Defined Terms.  All capitalized terms used herein which are not defined herein shall have the meanings ascribed to them in the Agreement.

3.             Board Approval.  The expiration date for the Condition Precedent regarding the approval of the board of directors of Seller (the “Seller’s Board”) as set forth in Section 11.5 of the Original Agreement is hereby extended until April 5, 2007.  In the event Seller obtains such approval from its board of directors prior to April 5, 2007, Seller shall have the right to waive such Condition Precedent by delivery of written notice to Buyer (such waiver, a “Board Contingency Waiver”).  If Seller’s Board conditions its approval on the modification of certain terms of the transaction described in the Agreement, in no event shall Buyer be obligated to accept such modified terms unless Buyer agrees to such modified terms, in writing.  In the event that Seller fails to exercise its termination right set forth in Section 11.5 of the Original Agreement on or prior to April 5, 2007, then the Condition Precedent set forth in Section 11.5 shall automatically be deemed waived by Seller.

4.             Expense Reimbursement.  The second to last sentence contained in Section 11 of the Original Agreement is hereby deleted in its entirety and replaced with the following: “In the event Seller terminates this Agreement pursuant to Section 11.5, then in addition to causing Escrow Holder to immediately return the Deposit to Buyer, Seller shall also pay to Buyer, within thirty (30) days after receipt a written invoice from Buyer, Buyer’s actual out-

of-pocket expenses incurred in connection with the negotiation of this Agreement and Buyer’s performance of its Due Diligence Inspection (not to exceed, in the aggregate, $100,000.00).”

5.             Review Period Expiration Date.  The Review Period Expiration Date is hereby extended until 5:00 p.m. (California time) on the date that is twelve (12) days after the earlier to occur of Buyer’s receipt of the Board Contingency Waiver or April 5, 2007.

6.             Closing Date.  The Closing Date shall occur on the date that is seven (7) days after the Review Period Expiration Date.

7.             Full Force and Effect.  Except as specifically amended hereby, the Agreement remains in full force and effect and is hereby ratified by the parties hereto.  In the event that any of the terms or conditions of the Agreement conflict with this Fourth Amendment, the terms and conditions of this Fourth Amendment shall control.  Any references to the “Agreement” made in any closing documents or instruments delivered at closing shall be deemed to mean the Agreement as amended hereby.

8.             Counterparts.  This Fourth Amendment may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument.  For purposes of this Fourth Amendment, signatures by facsimile shall be binding to the same extent as original signatures.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date first set forth above.

SELLER:

NATIONAL RV HOLDINGS, INC., a Delaware corporation

By:	\s\ Jon Corn
Its:	Vice President /General Council

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BUYER:

FIRST INDUSTRIAL ACQUISITIONS, INC., a Maryland corporation

By:	\s\ Johannson L. Yap
Name:	Johannson L. Yap
Its:	Authorized Signatory

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